UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 Form 8-K

 CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 6, 2023

DAVITA INC.
(Exact name of registrant as specified in its charter)

DE	1-14106	51-0354549
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 16th Street
Denver,	CO	80202
(Address of principal executive offices including Zip Code)

(720) 631-2100
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol(s):	Name of each exchange on which registered:
Common Stock, $0.001 par value	DVA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐    Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 6, 2023, DaVita Inc. (the “Company”) held its virtual 2023 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the stockholders of the Company approved the amendment and restatement of the Company’s Restated Certificate of Incorporation to provide for the exculpation of certain officers of the Company from liability as permitted by Delaware law (the “Amendment”), as further described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 25, 2023 (the “Proxy Statement”). The Amendment became effective upon the filing of the Amended and Restated Certificate of Incorporation (the “A&R Certificate of Incorporation”) with the Secretary of State of the State of Delaware following the Annual Meeting on June 6, 2023. The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the A&R Certificate of Incorporation, which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.
Item 5.07.    Submission of Matters to a Vote of Security Holders.
Represented virtually or by proxy at the Annual Meeting were 80,835,570 shares of the Company’s common stock, or 89.16% of its outstanding shares of common stock as of April 14, 2023, the record date of the Annual Meeting. The proposals presented at the Annual Meeting are described in detail in the Company’s Proxy Statement. The vote results detailed below represent final results as certified by the Inspector of Elections.

Proposal 1. Election of Directors.
The Company’s stockholders elected the nine director nominees named below to the Company’s Board of Directors (“Board”) for a term expiring at the 2024 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified. The voting results are as follows:

Name of Nominee	For	Against	Abstain	Broker non-votes
Pamela M. Arway	69,931,446	3,844,340	29,712	7,030,072
Charles G. Berg	73,049,317	723,565	32,616	7,030,072
Barbara J. Desoer	72,535,958	1,239,118	30,422	7,030,072
Jason M. Hollar	73,225,701	549,096	30,701	7,030,072
Gregory J. Moore, MD, PhD	73,016,596	758,428	30,474	7,030,072
John M. Nehra	70,143,985	3,629,997	31,516	7,030,072
Javier J. Rodriguez	73,483,804	290,514	31,180	7,030,072
Adam H. Schechter	73,667,968	106,048	31,482	7,030,072
Phyllis R. Yale	72,679,791	1,095,878	29,829	7,030,072
Proposal 2. Ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm.
The Company’s stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. The voting results are as follows:

For	Against	Abstain
78,179,976	2,609,300	46,294
Proposal 3. Advisory vote to approve named executive officer compensation.
The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers. The voting results are as follows:

For	Against	Abstain	Broker non-votes
70,087,651	3,646,453	71,394	7,030,072

Proposal 4. Advisory vote to approve the frequency of future advisory votes on named executive officer compensation.

The Company’s stockholders approved, on an advisory basis, holding future advisory say-on-pay votes on an annual basis. The voting results are as follows:

One Year	Two Years	Three Years	Abstain
72,480,479	20,702	1,248,836	55,481

In accordance with the recommendation of the Board of Directors of the Company (the “Board”), and based on the results of the stockholder advisory vote as reported above, the Board has determined that the Company will hold a stockholder advisory vote to approve the compensation of the Company’s named executive officers on an annual basis until the next stockholder advisory vote on the frequency of such votes.

Proposal 5. Amendment and Restatement of the Company’s Restated Certificate of Incorporation to provide for the exculpation of officers as permitted under Delaware law.

The Company’s stockholders approved the Amendment of the Company’s Restated Certificate of Incorporation to provide for the exculpation of certain officers of the Company from liability as permitted by Delaware law. The voting results are as follows:

For	Against	Abstain	Broker non-votes
69,041,684	4,703,320	60,494	7,030,072

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1	Amended and Restated Certificate of Incorporation of DaVita Inc.
104.0	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAVITA INC.

Date: June 8, 2023	By:	/s/ Samantha Caldwell
Samantha Caldwell
Corporate Secretary